Exhibit 10.23

PURCHASE AND SALE AGREEMENT

(Membership Interests)

This Purchase and Sale Agreement (this “Agreement”) is made as of this 26th day of December, 2005 by and between Inland American Acquisitions, Inc., a Delaware corporation (“Seller”) and Minto Builders (Florida), Inc., a Florida corporation (“Purchaser”).

RECITALS

A.                                   Seller is the sole member of and owns all of the Membership Interest (the “GP Membership Interest”) of Inland American Pearland Silverlake Village GP, L.L.C., a Delaware limited liability company (“GP”).

B.                                     Seller is the sole member of and owns all of the Membership Interest (the “LP Membership Interest”) of Inland American Pearland Silverlake Village LP, L.L.C., a Delaware limited liability company (“LP”).  The GP Membership Interests and the LP Membership Interests are hereinafter collectively referred to as the “Membership Interests.”

C.                                     Collectively, GP and LP own all the partnership interests in A-S 68 Hwy 288-Silver Lake, LP., a Texas limited partnership (the “Partnership”).  The Partnership owns that certain property described as the Cinemark 12 Pearland located in Pearland, Texas.

D.                                    Seller desires to sell and Purchaser desires to purchase all of the Membership Interest.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Purchase and Sale.  Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell and assign to Purchaser all of the Membership Interests in and to the LP and GP. Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase from Seller all of the Membership Interests in and to the GP and LP.

2.                                       Purchase Price.  At closing, Purchaser agrees to pay Seller a purchase price of $9,278,968.70 plus or minus prorations at closing.

3.                                       Closing.  Closing shall occur through an escrow at Chicago Title & Trust Company, Chicago, Illinois on December 28, 2005.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first written above.

SELLER:		PURCHASER:

Inland American Acquisitions, Inc.			Minto Builders (Florida), Inc.

By:	/s/ Karen M Kautz	By:	/s/ Debra A. Palmer

Name:	Karen M Kautz	Name:	Debra A. Palmer

Its:	Vice President	Its:	Assistant Secretary